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{LASON LOGO]                                                        EXHIBIT 99.1




Contact:      Douglas S. Kearney
              248-837-7100
              www.lason.com


                   LASON ANNOUNCES FIRST QUARTER 2003 RESULTS

TROY, Mich. -- May 15, 2003 -- Lason, Inc. (LSSN), a leading provider of integrated information and business process outsourcing solutions, today reported net revenues of $44.0 million, operating income of $0.4 million and a net loss of approximately $0.5 million for the three months ended March 31, 2003. The Company's cash on hand remained strong at $24.5 million, its working capital was $39.9 million and its net senior debt (defined as total senior notes less cash on hand) was $21.4 million as of March 31, 2003.

Ronald D. Risher, president and chief executive officer stated, "As expected, our first quarter results were negatively impacted by the current unfavorable economic environment. During the first quarter, our customers' volumes were down due to the current economic environment and therefore the volume of work the Company received from its' customers was negatively affected. We also noted during the first quarter that in the face of mounting budget deficits, many state, local and federal agencies delayed projects to later in the year, which had an impact on our first quarter results. We still believe in the fundamental value proposition of the business process outsourcing ("BPO") industry and the cost saving opportunities our solutions provide to our customers and potential customers, especially in a challenging economic environment."

SUMMARY OF FINANCIAL HIGHLIGHTS (IN MILLIONS)


                                                              1Q 2003
                                                              -------
                      Revenues                                  $44.0

                      Gross Profit                              $11.7

                      Operating Income                           $0.4

                      Net Loss                                  $(0.5)

                      Cash                                      $24.5

                      Net Working Capital                       $39.9

                      Net Senior Debt                           $21.4
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Mr. Risher continued, "We anticipated 2003 to be a year of transition for the
Company as it distanced itself from its reorganization and focused on organically growing the business. That fundamental premise still holds. Along those lines, we have made significant progress in developing the capability to adjudicate healthcare claims and have established the ability to offer our customers call center services through the Company's Global Solutions Partners joint venture. We are currently in pilot phases with certain of our customers related to these two new and exciting solution offerings. In addition, we closed several deals in the first quarter that increased our presence and expertise in the back-office processing of mortgage loan applications, which is a key area of focus and a core competency of the Company."

ABOUT LASON

Lason, headquartered in Troy, Michigan, Lason is a leading provider of integrated information outsourcing solutions through in excess of 60 locations and facilities management sites in 26 states, India, China (service relationship), Mexico and Canada. The Company serves over 5,500 active customers primarily in the healthcare, financial services, government and manufacturing and industrial vertical markets. The Company's core competency resides in its ability to enhance the performance of its customers' business by outsourcing their non-core business processes and back office operations. The Company's primary services are data, document and image capture, web-based document repository services via its Document DNA(TM) (digital network access) product, analog services, on-site facilities management, print and mail type services, database management and other professional services. The Company's service capabilities across a broad range of data and media types allows its customers to fulfill their business process and information outsourcing needs with a single vendor regardless of geography. Lason's capability to capture, manage and output information includes both traditional and digital services that support customer migration to new technologies including internal-based applications.

The Company's strategy is to be a value-added business partner to its customers by leveraging its integrated business process outsourcing capabilities across a broad geographical spectrum to continually assist them in reducing their information management and back office costs and minimize their on-going technology and capital requirements. Key components to this strategy are the Company's strategically located off-shore capabilities and solution offerings, such as Document DNA(TM) (its web-based document repository), which allow it to fulfill customers' business process outsourcing needs cost effectively twenty-four hours a day, seven days a week. Lason is available on the World Wide
Web at http://www.lason.com.



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This press release, other than historical financial information, contains forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: (1) important information is of a preliminary basis and subject to further adjustment, (2) the assimilation of business units, (3) the economic, political and regulatory environment, (4) competitive risks and uncertainties,
(5) dependence on key customers and management, (6) fluctuations in paper prices, (7) price and availability of qualified temporary labor, (8) reliability of Company data, (9) changes in the business outsourcing industry, (10) management's ability to implement its business plan, (11) the financial and legal effect of any outstanding litigation, (12) ultimate resolution and settlement of administrative and priority claims, including priority tax claims, whether known or unknown as a result of the Company's previous Chapter 11 filing, (13) status of the Company's financing, (14) other important factors beyond the control of Lason and (15) other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission. Actual future results may vary significantly from those disclosed herein. These forward-looking statements represent the Company's judgment as of the date hereof. The Company disclaims, however, any intent or obligation to update its forward-looking statement.


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                                   LASON, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                   AS OF MARCH 31, 2003 AND DECEMBER 31, 2002
                        (IN THOUSANDS, EXCEPT FOR SHARES)


                                                                                           MARCH 31,      DECEMBER 31,
                                                                                             2003             2002
                                                                                             ----             ----
                                                                                          (UNAUDITED)
ASSETS
Cash and cash equivalents.......................................................        $      24,466     $      25,931
Accounts receivable (net of allowance of $3,469 and $4,010, respectively).......               33,919            35,962
Supplies........................................................................                3,826             4,021
Prepaid expenses and other......................................................                5,162             5,440
                                                                                        -------------     -------------
      Total current assets......................................................               67,373            71,354
Property and equipment (net of accumulated depreciation of $1,863
   and $1,199, respectively)....................................................                6,299             6,193
                                                                                        -------------     -------------
      Total assets..............................................................        $      73,672     $      77,547
                                                                                        =============     =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable ...............................................................        $       7,895     $       7,095
Accrued expenses................................................................                9,815            14,094
Customer deposits...............................................................                2,667             2,557
Deferred revenue................................................................                2,783             2,892
Current portion of long-term obligations........................................                4,381             3,372
                                                                                        -------------     -------------
      Total current liabilities.................................................               27,541            30,010
Long-term obligations...........................................................               44,053            45,001
                                                                                        -------------     -------------
      Total liabilities.........................................................               71,594            75,011
                                                                                        -------------     -------------

STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value; 5,000,000 shares authorized, none issued
   and outstanding..............................................................                   --                --
Common stock, $.01 par value; 100,000,000 shares authorized, 30,000,000
   shares reserved for issuance and 45,000 shares issued and outstanding .......                  300               300
Additional paid-in capital......................................................                1,565             1,565
Retained earnings...............................................................                  213               671
                                                                                        -------------     -------------
      Total stockholders' equity................................................                2,078             2,536
                                                                                        -------------     -------------
      Total liabilities and stockholders' equity................................        $      73,672     $      77,547
                                                                                        =============     =============
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                                   LASON, INC.

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 2003
               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED)

                                                                                         THREE MONTHS ENDED
                                                                                               MARCH 31,
                                                                                                 2003
                                                                                                 ----


Revenues ......................................................................              $    44,016
Cost of revenues................................................................                  32,342
                                                                                             -----------
   Gross profit.................................................................                  11,674

Selling, general and administrative expenses....................................                  11,268
                                                                                             -----------
   Income from operations.......................................................                     406

Net interest expense............................................................                     756
                                                                                             -----------
   Loss from operations before income taxes.....................................                    (350)
                                                                                             -----------

Provision for income taxes......................................................                     108
                                                                                             -----------
   Net loss ....................................................................             $      (458)
                                                                                             ===========



Basic and diluted loss per common share ........................................             $     (0.02)
                                                                                             ===========
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